State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 04/09/2019
FILED 06:55 PM 04/09/2019
SR 20192697820 - File Number 7365995

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
WEST PENDER INVESTMENTS, INC.

ARTICLE ONE

The name of this Corporation is **West Pender Investments, Inc.**

ARTICLE TWO

The address of the Corporation's registered office in the State of Delaware is to be located at 2140 South Dupont Highway, in the City of Camden, County of Kent, 19934. The registered agent in charge thereof is Paracorp Incorporated.

ARTICLE THREE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation is authorized to issue is ten million (10,000,000) shares having a par value of $0.00001 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

The number of Directors which constitutes the whole Board of Directors of the Corporation and the manner of their election shall be designated in the Bylaws of the Corporation.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

ARTICLE EIGHT

(a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this provision shall not eliminate or limit the liability of a

Direct: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve material misconduct or a knowing violation of law; (iii) under the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit

(b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he or his testator or testate is or was a director, officer, employee, or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee, or agent at the request of the Corporation or any predecessor to the Corporation.

(c) Neither any amendment nor repeal of this Article Eight, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Eight, shall eliminate or reduce the effect of this Article Eight in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Eight, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE NINE

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TEN

The name and address of the incorporator are as follows:

Cathryne Velazquez
2140 S. DuPont Hwy.
Camden, DE 19934

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 9th day of April, A.D. 2019.

By: Cathryne Velazquez
/s/ Cathryne Velazquez
Incorporator

ACTION BY WRITTEN CONSENT OF SOLE DIRECTOR
WEST PENDER INVESTMENTS, INC.
A DELAWARE CORPORATION
(In Lieu of a First Meeting)

April 10, 2019

The undersigned, being the sole director of Canivate Holdings (US), Inc., a Delaware corporation ("**Corporation**"), pursuant to authority to act without a meeting in accordance with Section 141(f) of the General Corporation Law of Delaware, consents to the taking of the actions and adopts the resolutions set out below. This written consent of the board of directors ("**Action**") is in lieu of the first meeting of the Corporation's board of directors ("**Board**"), and all of the actions taken and resolutions set out in it shall have the same force and effect as if they were taken or adopted at such first meeting. This consent is executed as of the date last written below, and shall be filed in the Corporation's minute book.

RATIFICATION OF INCORPORATOR'S ACTS

RESOLVED, that the Corporation ratify, confirm, and approve its acceptance of the resignation of the Sole Incorporator.

RESOLVED FURTHER, that the actions of the Sole Incorporator be and hereby are approved in all respects and all actions of every nature thereby shown to have been taken are hereby ratified, approved and confirmed.

CERTIFICATE OF INCORPORATION AND AGENT FOR SERVICE OF PROCESS

RESOLVED, that the Corporation ratify, confirm and approve its acceptance of the Certificate of Incorporation of the Corporation which was filed in the office of the Delaware Secretary of State on April 9, 2019 and assigned the Delaware State Corporation filing number 7365995.

RESOLVED FURTHER, that a certified copy of the Certificate of Incorporation be inserted in the Minute Book of the Corporation.

RESOLVED FURTHER, that Paracorp Incorporated, named as the initial agent for service of process in the Certificate of Incorporation of the Corporation, is hereby confirmed as the Corporation's agent for the purpose of service of process.

BYLAWS

RESOLVED, that the Bylaws presented to the board are hereby ratified and approved as the Bylaws of the Corporation. A copy of said Bylaws shall be certified and inserted in the Minute

Book of this Corporation which shall be kept at the principal office for the transaction of business of this Corporation.

RESOLVED FURTHER, that the Secretary of this Corporation is authorized and directed to execute a certificate of the adoption of said Bylaws and to enter said Bylaws as so certified in the Minute Book of this Corporation, and to see that a copy of said Bylaws is kept at the principal executive office or business office of the Corporation in California.

CORPORATE SEAL

RESOLVED, that a corporate seal be adopted as the seal of this Corporation in the form of two concentric circles, with the name of the Corporation and state of incorporation between the two circles and the date of incorporation within the inner circle.

RESOLVED FURTHER, that the proposed seal presented to the Board for approval in the form impressed upon the last page of this Action is hereby adopted and approved as the official seal of this Corporation.

UNCERTIFICATED SHARES

RESOLVED, That the shares of the Corporation shall be uncertificated, provided that the Corporation may issue certificated shares for some or all of any or all classes or series of its stock if deemed advisable and in the best interests of the Corporation by the officers, in consultation with legal counsel.

NUMBER OF DIRECTORS

RESOLVED, the number of members of the Board of Directors of this Corporation is hereby fixed at one (1).

ELECTION OF OFFICERS

RESOLVED, that the following persons are elected to the offices indicated opposite their names to serve until their successors are duly elected or appointed pursuant to the Bylaws, or until resignation or removal, as the case may be, and effective upon their acceptance of their positions, to exercise their powers as officers of the Corporation:

Name	Title
Ingo Mueller	President
Richard Wong	Chief Financial Officer
Ingo Muller	Secretary

LOCATION OF PRINCIPAL EXECUTIVE OFFICE

RESOLVED, that the principal executive office of this Corporation be and the same is hereby designated and fixed at: 1500 West Georgia Street, Vancouver, British Columbia V63 4N7, Canada, until changed by subsequent action of the Directors of the Corporation.

ISSUANCE OF STOCK

RESOLVED, that the Corporation shall, and the officers of the Corporation are, and each of them is, hereby authorized and directed to offer for sale, and to issue and sell, common shares of the Corporation ("**Shares**") to the following persons in the amounts and for the consideration set forth below their respective names:

Name:	Canivate Growing Systems, Ltd.
Amount:	One Hundred (100) Shares
Consideration:	One Hundred Dollars ($100.00)

RESOLVED FURTHER, that the offer and sale of the Shares shall be in accordance with the applicable provisions of state and federal securities laws, and specifically that the Shares shall be offered and sold in a transaction not involving a public offering;

RESOLVED FURTHER, that the offer and sale of the Shares will not be accompanied by the publication of any advertisement, that no selling expenses will be given, paid or incurred in connection therewith, and that no promotional consideration will be given, paid or incurred in connection therewith;

RESOLVED FURTHER, that the officers of the Corporation, or any of them acting alone, are hereby authorized and directed to file such applications, documents and other materials and to take such actions as are reasonable and necessary in order to qualify the issuance of the Shares under applicable state and federal securities laws or an exemption therefrom;

RESOLVED FURTHER, that the officers of the Corporation, or any one of them acting alone, are hereby authorized and directed to execute such documents and to take such actions as are reasonable and necessary in order to carry out the foregoing resolutions.

PAYMENT OF EXPENSES

WHEREAS, in order to provide for payment of expenses of the incorporation and organization of the Corporation, the following resolution is adopted:

RESOLVED, that each of the officers of this Corporation are authorized and directed to cause this Corporation to pay the expenses of its incorporation and organization.

BANK ACCOUNT

RESOLVED, that the President, Chief Financial Officer and the Secretary of this Corporation, acting together or alone in the name and on behalf of the Corporation, are hereby authorized:

(a) To designate one or more banks, trust companies, or other similar institutions as depositories of the funds, including, without limitation, cash and cash equivalents, of this Corporation;

(b) To open, keep, and close general and special bank accounts, including general deposit accounts, payroll accounts, and working fund accounts, with any such depository;

(c) To cause to be deposited in such accounts with any such depository, from time to time, such funds, including, without limitation, cash and cash equivalents, of this Corporation as such officers deem necessary or advisable, and to designate or change the designation of the officer of officers and agent or agents of this Corporation who will be authorized to make such deposits and to endorse checks, drafts, or other instruments for such deposit;

(d) From time to time to designate or change the designation of the officer or officers and agent or agents of this Corporation who will be authorized to sign or countersign checks, drafts or other orders for the payment of money issued in the name of this Corporation against any funds deposited in any such accounts, and to revoke any such designation;

(e) To authorize the use of facsimile signatures for the signing or countersigning of checks, drafts, or other orders for the payments of money, and to enter into such agreements as banks and trust companies customarily require as a condition for permitting the use of facsimile signatures;

(f) To make such general and special rules and regulations with respect to such accounts as they may deem necessary or advisable; and

(g) To complete, execute, and/or certify any customary printed blank signature card forms in order conveniently to exercise the authority granted by this resolution and any resolutions printed thereon shall be deemed adopted as a part hereof.

RESOLVED, FURTHER, that all form resolutions required by any such depository as presented to this Corporation, are hereby adopted in such form utilized by the depository, and the Secretary of this Corporation is hereby authorized to certify such resolutions as having been adopted pursuant to this Action and is directed to insert the form of such resolutions in the Minute Book immediately following these resolutions.

RESOLVED, FURTHER, that any such depository to which a copy certified by the Secretary or an Assistant Secretary of this Corporation of these resolutions shall have been delivered shall be entitled to rely thereon for all purposes until it shall have received written notice of the revocation or amendment of these resolutions by the Board of Directors of this Corporation.

APPOINTMENT OF ACCOUNTANT

RESOLVED, that each of the officers of this Corporation, acting together or alone, are hereby authorized, directed and empowered to select and appoint an accountant(s) and or accounting firm(s) to serve at the pleasure of the Board of the Corporation to assist the Corporation in establishing its books of account, to audit its financial statement and otherwise to advise this Corporation in connection with accounting matters.

ESTABLISHMENT OF FISCAL YEAR

RESOLVED, that the date for the fiscal year end of the Corporation shall be December 31.

QUALIFICATION TO DO BUSINESS IN OTHER STATES

RESOLVED, that for the purpose of authorizing this Corporation to do business in any state, territory or dependency of the United States or any province of Canada or any foreign country in which it is necessary or expedient for the Corporation to transact business, the proper officers of this Corporation are hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under the corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency, province or country to authorize this Corporation to transact business therein and whenever it is expedient for this Corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificate, report, revocation of appointment, surrender of authority or other instrument as may be necessary to terminate the authority of this Corporation to do business in any state, territory, dependency, province or country.

EMPLOYER IDENTIFICATION NUMBER

RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and directed to take all actions necessary or appropriate to obtain federal and state employer identification numbers, and to comply with applicable payroll reporting, tax, and withholding requirements.

OTHER FILINGS

RESOLVED, that each of the officers of this Corporation is authorized and directed to make such filings and applications, to execute and deliver such documents and instruments and to do such acts and things as such officer deems necessary in order to obtain such licenses,

authorizations, and permits as are necessary or desirable for the Corporation's business, to fulfill such legal requirements as are applicable to this Corporation or its business or to complete the organization of this Corporation.

In Witness Whereof, the undersigned has executed this Action by Written Consent of Sole Director effective as of April 10, 2019.

____
Ingo Mueller

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WEST PENDER INVESTMENTS, INC.", CHANGING ITS NAME FROM "WEST PENDER INVESTMENTS, INC." TO "AGRIFORCE INVESTMENTS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2019, AT 9:38 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7365995 8100
SR# 20198244382

Authentication: 204078706
Date: 11-25-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:38 AM 11/22/2019
FILED 09:38 AM 11/22/2019
SR 20198244382 - File Number 7365995

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

West Pender Investments, Inc. (**"Corporation"**), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing ARTICLE ONE, so that, as amended, said ARTICLE ONE shall be and read as follows:

ARTICLE ONE

The name of this Corporation is AgriFORCE Investments, Inc.

SECOND: That neither the Certificate of Incorporation nor the Bylaws of the Corporation expressly require a meeting or vote of stockholders to change the name of the Corporation.

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by a duly authorized officer this 21st day of November, 2019.

WEST PENDER INVESTMENTS, INC.

By: /s/ Ingo Mueller
Name: Ingo Mueller
Title: Chief Executive Officer